UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Greenway Plaza, Suite 1800Q
Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

(713) 730-7026
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.50 Par Value	BRN	NYSEAMER

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2026, Barnwell Industries, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), under which the Company may, from time to time, sell shares of the Company’s common stock having an aggregate offering price of up to $50,000,000 in “at the market” offerings through or to the Agent, as sales agent. Due to the offering limitations applicable to the Company under General Instruction I.B.6. of Form S-3 and the Company’s public float calculated in accordance therewith as of the date of this current report on Form 8-K, and in accordance with the terms of the Sales agreement, the Company is offering shares of its common stock having an aggregate gross sales price of up to $3,200,000 pursuant to a prospectus supplement and the accompanying prospectus to be filed with Securities and Exchange Commission on February 25, 2026.

Sales of the shares of common stock under the Sales Agreement, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agent. The Agent will receive a commission from the Company of up to 2.5% of the gross proceeds of any shares of common stock sold under the Sales Agreement.

The Company is not obligated to sell, and the Agent is not obligated to sell or offer to sell, any shares of common stock under the Sales Agreement. No assurance can be given that the Company will sell any shares of common stock under the Sales Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place.

Pursuant to the terms of the Sales Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of such liabilities. The Company and the Agent may each terminate the Sales Agreement as provided in the Sales Agreement.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-292684), including a base prospectus contained therein, filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2026, and declared effected on January 30, 2026.

The Sales Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Sales Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Sales Agreement, a copy of which is attached hereto as Exhibit 10.1.

The legal opinion and consent of Sichenzia Ross Ference Carmel LLP relating to the validity of the shares of common stock that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Sales Agreement by and between Barnwell Industries, Inc. and Roth Capital Partners, LLC, dated February 25, 2026

23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2026

BARNWELL INDUSTRIES, INC.

By:	/s/ Philip F. Patman
	Name:	Philip F. Patman
	Title:	Chief Financial Officer and Treasurer